Exhibit 99.1

Barnes & Noble Reports Fiscal 2016 Third Quarter Financial Results

Core Comparable Store Sales Increase 1.3%, Marking Second Consecutive Increase

NOOK® Losses Decrease 62%

Consolidated EBITDA Increases to $169 million

NEW YORK--(BUSINESS WIRE)--March 3, 2016--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2016 third quarter ended January 30, 2016.

Sales for the third quarter were $1.4 billion, decreasing 1.8% as compared to a year ago. Third quarter EBITDA was $169.0 million, increasing 1.6% as compared to EBITDA of $166.4 million a year ago. Consolidated third quarter net earnings from continuing operations were $80.3 million or $1.04 per share, compared to net earnings from continuing operations of $39.0 million, or $0.45 per share, in the prior year.

“We are pleased with our bookstore sales performance and the reduction of NOOK losses during the fiscal third quarter,” said Ron Boire, Chief Executive Officer of Barnes & Noble, Inc. “Our Retail Core comparable store sales exhibited year-on-year growth, increasing 1.3% on top of a 1.7% increase a year ago, led by the continued strength of adult coloring books, as well as our Toys & Games, music and gift businesses. We are encouraged by the improved bookstore sales trends that are enabling us to close the least amount of stores since fiscal 2000 and are excited to introduce our new store concept later this year, with the opening of four new stores throughout fiscal 2017. While we still have significant work to do to improve sales at BN.com, we are encouraged by the site's improved performance during the quarter and are making investments to drive traffic and sales. I am also pleased with the progress that has been made to reduce NOOK losses. We remain committed to providing a great digital reading experience to our customers, while exploring all opportunities to further reduce losses. Moving forward, our top priorities are growing bookstore and online sales, reducing Retail and NOOK expenses and growing our membership base.”

Retail

Retail sales, which include Barnes & Noble stores and BN.com, were $1.4 billion, decreasing 1.2% due to lower online sales and store closures. Comparable store sales increased 0.2% for the quarter. Excluding NOOK products, Core comparable store sales increased 1.3% for the quarter.

Retail EBITDA was $180.2 million, decreasing $15.2 million as compared to the prior year. EBITDA declined primarily on the sales decline, increased advertising and a non-cash publishing contract impairment charge of $4 million, partially offset by prior year pension settlement charges.

NOOK

NOOK sales of $51.7 million decreased 33.3% due primarily to lower device and content sales. NOOK EBITDA losses of $11.2 million declined $17.9 million versus the prior year as the company continues to focus on cost rationalization efforts.

Return of Capital

During the quarter, the company returned over $28 million in cash to its shareholders, including $16.5 million through share repurchases and $11.5 million in dividends. The Company acquired approximately 1.8 million shares at an average price of $9.17 during the quarter under its share repurchase program.

Outlook

For fiscal year 2016, the company continues to expect comparable store sales to be approximately flat with the prior year. Excluding NOOK products, Core comparable store sales are expected to increase approximately 1%. The company also expects full fiscal year EBITDA losses in the NOOK segment to decline versus the prior year.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, March 3, 2016, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report fiscal 2016 year-end earnings on or about June 23, 2016.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is a Fortune 500 company, the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 640 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The NOOK Digital business offers a lineup of popular NOOK (www.nook.com) tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4 million digital books in the US plus periodicals, comics, apps, movies and TV shows, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business and the digital business not being able to perform its obligations under the Samsung commercial agreement and the consequences thereof, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to its new store concept and e-commerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended May 2, 2015, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015

Sales	$1,413,947	$1,440,132	$3,287,160	$3,387,029
Cost of sales and occupancy	922,292	934,348	2,225,621	2,260,912
Gross profit	491,655	505,784	1,061,539	1,126,117
Selling and administrative expenses	322,652	339,432	885,063	911,079
Depreciation and amortization	35,147	35,271	103,864	109,950
Operating profit	133,856	131,081	72,612	105,088
Interest expense, net	1,976	3,521	7,233	14,723
Income before taxes	131,880	127,560	65,379	90,365
Income taxes	51,618	88,583	20,071	54,474
Net income from continuing operations	80,262	38,977	45,308	35,891
Income (loss) from discontinued operations	-	33,191	(39,146)	20,126
Net income	$80,262	$72,168	$6,162	$56,017

Basic income (loss) per common share:
Income from continuing operations	$1.04	$0.45	$0.48	$0.27
Income (loss) from discontinued operations	-	0.51	(0.54)	0.32
Basic income (loss) per common share	$1.04	$0.96	$(0.06)	$0.58

Diluted income (loss) per common share:
Income from continuing operations	$1.04	$0.45	$0.48	$0.27
Income (loss) from discontinued operations	-	0.51	(0.54)	0.32
Diluted income (loss) per common share	$1.04	$0.96	$(0.06)	$0.58

Weighted average common shares outstanding:
Basic	74,856	61,589	71,987	60,056
Diluted	74,924	61,711	72,124	60,128

Dividends declared per common share	$0.15	$-	$0.45	$-

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	65.2%	64.9%	67.7%	66.8%
Gross profit	34.8%	35.1%	32.3%	33.2%
Selling and administrative expenses	22.8%	23.6%	26.9%	26.9%
Depreciation and amortization	2.5%	2.4%	3.2%	3.2%
Operating profit	9.5%	9.1%	2.2%	3.1%
Interest expense, net	0.1%	0.2%	0.2%	0.4%
Income before taxes	9.3%	8.9%	2.0%	2.7%
Income taxes	3.7%	6.2%	0.6%	1.6%
Net income from continuing operations	5.7%	2.7%	1.4%	1.1%
Income (loss) from discontinued operations	0.0%	2.3%	-1.2%	0.6%
Net income	5.7%	5.0%	0.2%	1.7%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
		January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015

Sales
	Retail	$1,378,887	$1,395,917	$3,178,590	$3,238,883
	NOOK	51,737	77,509	149,568	211,402
	Elimination	(16,677)	(33,294)	(40,998)	(63,256)
Total		$1,413,947	$1,440,132	$3,287,160	$3,387,029

Gross Profit
	Retail	$474,595	$481,760	$1,009,598	$1,040,953
	NOOK	17,060	24,024	51,941	85,164
Total		$491,655	$505,784	$1,061,539	$1,126,117

Selling and Administrative Expenses
	Retail	$294,438	$286,371	$783,353	$756,362
	NOOK	28,214	53,061	101,710	154,717
Total		$322,652	$339,432	$885,063	$911,079

EBITDA
	Retail	$180,157	$195,389	$226,245	$284,591
	NOOK	(11,154)	(29,037)	(49,769)	(69,553)
Total		$169,003	$166,352	$176,476	$215,038

Net Income (Loss)
	EBITDA	$169,003	$166,352	$176,476	$215,038
	Depreciation and amortization	(35,147)	(35,271)	(103,864)	(109,950)
	Interest expense, net	(1,976)	(3,521)	(7,233)	(14,723)
	Income taxes	(51,618)	(88,583)	(20,071)	(54,474)
	Income (loss) from discontinued operations	-	33,191	(39,146)	20,126
Total		$80,262	$72,168	$6,162	$56,017

Percentage of sales:

Gross Margin
	Retail	34.4%	34.5%	31.8%	32.1%
	NOOK	48.7%	54.3%	47.8%	57.5%
Total		34.8%	35.1%	32.3%	33.2%

Selling and Administrative Expenses
	Retail	21.4%	20.5%	24.6%	23.4%
	NOOK	80.5%	120.0%	93.7%	104.4%
Total		22.8%	23.6%	26.9%	26.9%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 30, 2016	January 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$63,557	$152,062
Receivables, net	69,364	73,286
Merchandise inventories	1,043,930	1,031,376
Prepaid expenses and other current assets	66,674	66,683
Short-term deferred taxes	117,816	121,845
Current assets of discontinued operations	-	922,346
Total current assets	1,361,341	2,367,598

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,047,357	1,064,874
Fixtures and equipment	1,571,457	1,692,275
	2,621,355	2,759,690
Less accumulated depreciation and amortization	2,314,176	2,410,361
Net property and equipment	307,179	349,329

Goodwill	215,197	219,119
Intangible assets, net	311,066	316,297
Other noncurrent assets	11,637	9,795
Noncurrent assets of discontinued operations	-	614,105
Total assets	$2,206,420	$3,876,243

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$576,958	$595,947
Accrued liabilities	334,314	374,248
Gift card liabilities	384,915	390,102
Current liabilities of discontinued operations	-	673,903
Total current liabilities	1,296,187	2,034,200

Long-term debt	-	-
Deferred taxes	134,105	144,088
Other long-term liabilities	138,668	155,334
Noncurrent liabilities of discontinued operations	-	132,068

Redeemable Preferred Shares	-	195,744

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
110,740 and 97,485 shares issued, respectively	111	97
Additional paid-in capital	1,734,898	1,924,130
Accumulated other comprehensive loss	(16,533)	(17,184)
Retained earnings	17,629	381,190
Treasury stock, at cost, 36,797 and 34,580 shares, respectively	(1,098,645)	(1,073,424)

Total shareholders' equity	637,460	1,214,809
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$2,206,420	$3,876,243

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Numerator for basic income (loss) per share:
Net income from continuing operations attributable to Barnes & Noble, Inc.	$80,262	$38,977	$45,308	$35,891
Inducement fee paid upon conversion of Series J preferred stock	-	-	(3,657)	-
Preferred stock dividends	-	(3,942)	-	(11,825)
Preferred stock dividends paid in shares	-	-	(1,783)	-
Accretion of dividends on preferred stock	-	(5,507)	(4,204)	(7,024)
Less allocation of dividends to participating securities	(307)	-	(999)	-
Less allocation of undistributed earnings to participating securities	(1,871)	(1,591)	-	(995)
Net income from continuing operations available to common shareholders	78,084	27,937	34,665	16,047
Net income (loss) from discontinued operations attributable to Barnes & Noble, Inc.	-	33,191	(39,146)	20,126
Less allocation of undistributed earnings to participating securities	-	(1,788)	-	(1,175)
Net income (loss) from discontinued operations available to common shareholders	-	31,403	(39,146)	18,951
Net income (loss) available to common shareholders	$78,084	$59,340	$(4,481)	$34,998

Numerator for diluted income (loss) per share:
Net income from continuing operations available to common shareholders	$78,084	$27,937	$34,665	$16,047
Preferred stock dividends (a)	-	-	-	-
Accretion of dividends on preferred stock (a)	-	-	-	-
Allocation of undistributed earnings to participating securities	1,871	1,591	-	995
Less diluted allocation of undistributed earnings to participating securities	(1,869)	(1,588)	-	(994)
Net income from continuing operations available to common shareholders	78,086	27,940	34,665	16,048
Net income (loss) from discontinued operations available to common shareholders	-	31,403	(39,146)	18,951
Allocation of undistributed earnings to participating securities	-	1,788	-	1,175
Less diluted allocation of undistributed earnings to participating securities	-	(1,785)	-	(1,174)
Net income (loss) from discontinued operations available to common shareholders	-	31,406	(39,146)	18,952
Net income (loss) available to common shareholders	$78,086	$59,346	$(4,481)	$35,000

Denominator for basic income (loss) per share:
Basic weighted average common shares	74,856	61,589	71,987	60,056

Denominator for diluted income (loss) per share:
Basic weighted average common shares	74,856	61,589	71,987	60,056
Preferred shares (a)	-	-	-	-
Average dilutive options	68	122	136	72
Average dilutive non-participating securities	-	-	1	-
Diluted weighted average common shares	74,924	61,711	72,124	60,128

Basic income (loss) per common share:
Income from continuing operations	1.04	0.45	0.48	0.27
Income (loss) from discontinued operations	-	0.51	(0.54)	0.32
Basic income (loss) per common share	1.04	0.96	(0.06)	0.58

Diluted income (loss) per common share:
Income from continuing operations	1.04	0.45	0.48	0.27
Income (loss) from discontinued operations	-	0.51	(0.54)	0.32
Diluted income (loss) per common share	1.04	0.96	(0.06)	0.58

(a) Although the Company was in a net income position during the 13 weeks ended January 31, 2015 and the 39 weeks ended January 30, 2016 and January 31, 2015, the dilutive effect of the Company’s convertible preferred shares were excluded from the calculation of income per share using the two-class method because the effect would be antidilutive.

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, (212) 633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Barnes & Noble, Inc.
Andy Milevoj, (212) 633-3489
Vice President, Investor Relations
amilevoj@bn.com